As filed with the Securities and Exchange Commission on January 8, 1998.
                               Registration No. 333-_________




                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                                 ___________________

                                      FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933
                                 ___________________

                                Amerigon Incorporated
         (Exact name of registrant as specified in its charter)
                                 ___________________

              California                           95-4318554
   (State or other jurisdiction of             (I.R.S. Employer
   incorporation or organization)             Identification No.)

                                   5462 Irwindale
                             Irwindale, California 91706
                                   (626) 815-7400
                       ______________________________________
                      (Address of principal executive offices)

                  Amerigon Incorporated 1997 Stock Incentive Plan
                              (Full title of the plan)

                                 Lon E. Bell, Ph.D.
                               Chief Executive Officer
                                Amerigon Incorporated
                                   5462 Irwindale
                             Irwindale, California 91706



                       (Name and address of agent for service)
Telephone number, including area code, of agent for service: (626) 815-7400

                                 ___________________

                          CALCULATION  OF REGISTRATION  FEE

                             Proposed  Proposed
                             maximum   maximum
Title of         Amount      offering  aggregate     Amount of
securities       to be       price     offering      registration
to be registered registered  per unit  price         fee



Class A
Common Stock,     750,000(1)  $2.25(2) $1,687,500(2) $498(2)
no par value      shares


________________

<F1>  This Registration Statement covers, in addition to the number of shares of Class A Common Stock stated above, options and other rights to purchase or acquire the shares of Class A Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

<F2>  The maximum offering price, per share and in the aggregate, and the registration fee were calculated pursuant to Rule 457(h).


      The Exhibit Index for this Registration Statement is at page S-3.

                                       PART I

                             INFORMATION REQUIRED IN THE
                              SECTION 10(a) PROSPECTUS


             The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                                       PART II

                             INFORMATION REQUIRED IN THE
                               REGISTRATION STATEMENT


Item 3.      Incorporation of Certain Documents by Reference

             The following documents of Amerigon Incorporated
 (the "Company") filed with the Commission are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March 31, 1997;

      (b) The Company's Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 1996, filed with the Commission on May 6, 1997;

      (c) The Company's Quarterly Reports on Forms 10-Q for the quarterly periods ended March 31, 1997, June 30,
             1997, and September 30, 1997, filed with the Commission on May 15, 1997, August 13, 1997, and
             October 30, 1997, respectively;

      (d) The Company's Current Reports on Forms 8-K dated July 22, 1997 (filed with the Commission on August 6, 1997 and amended by Form 8-K/A filed with the Commission on August 7, 1997), June 16, 1997 and April 28, 1997; and

      (e)    The Description of the Company's Class A Common
             Stock included in its Registration Statement on Form
             8-A filed with the Commission on May 20, 1993.

             All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


Item 4.      Description of Securities

             The Company's Class A Common Stock, no par value, is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.


Item 5.      Interests of Named Experts and Counsel

             Not applicable.

Item 6.      Indemnification of Directors and Officers

             The Company's Articles of Incorporation limit the liability of its directors. As permitted by the California General Corporation Law, directors will not be liable to the Company for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. Such limitation does not affect liability for any breach of a director's duty to the Company or its shareholders (i) with respect to approval by the director of any transaction from which he derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that he believes to be contrary to the best interests of the Company or its shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his duty to the Company or its shareholders, or that show a reckless disregard for his duty to the Company or its shareholders in circumstances in which he was or should have been aware, in the ordinary course of performing his duties, or a risk of serious injury to the Company and its directors or another corporation with interrelated directors or on improper distributions, loans or guarantees under applicable sections of the California General Corporation Law. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief.

             The Company's Bylaws require the Company to indemnify its officers and directors to the fullest extent permitted by Section 317 of the California General Corporation Law and applicable law. Section 317 of the California General Corporation Law makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.      Exemption from Registration Claimed

             Not applicable.


Item 8.      Exhibits

             See the attached Exhibit Index on page S-3.


Item 9.      Undertakings

      (a)    The undersigned registrant hereby undertakes:

                   (1)   To file, during any period in which
      offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i)   To include any prospectus
                    required by Section 10(a)(3) of the
                    Securities Act;

                          (ii)   To reflect in the prospectus any
                    facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                          (iii)  To include any material
                    information with respect to the plan of
                    distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to
      Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                   (3)   To remove from registration by means of
      a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

             Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irwindale, State of California, on December 11, 1997.




                              By:   /s/ Lon E. Bell
                                    Lon E. Bell, Ph.D.

                              Its:  Chief Executive Officer and
                                    Chairman of the Board



                                  POWER OF ATTORNEY

             Each person whose signature appears below constitutes and appoints Lon E. Bell, Ph.D. his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature           Title                      Date
/s/ Lon E. Bell     Chief Executive Officer    December 11, 1997
Lon E. Bell, Ph.D.  and Chairman of the Board
                    (Principal Executive
                    Officer)

/s/ Richard A.      President and Chief        December 11, 1997
Weisbart            Operating Officer,
Richard A.          Director
Weisbart

/s/ Scott Davis     Chief Financial Officer    December 11, 1997
Scott Davis         (Principal Financial and
                    Accounting Officer)

/s/ Roy A. Anderson Director                   December 11, 1997
Roy A. Anderson

/s/ John W. Clark   Director                   December 11, 1997
John W. Clark

/s/ A. Stephens     Director                   December 11, 1997
Hutchcraft
A. Stephens
Hutchcraft, Jr.

/s/ Michael R.      Director                   December 11, 1997
Peevey
Michael R. Peevey


                                    EXHIBIT INDEX

Exhibit
Number               Description


4.1      Amerigon Incorporated 1997 Stock Incentive
         Plan.

         [Forms of Option Agreements]

4.2      Amerigon Incorporated Incentive Stock Option Agreement

5.       Opinion of Counsel (opinion re legality).

23.1 Consent of Price Waterhouse LLP (consent of independent auditors).

23.2     Consent of Counsel (included in Exhibit 5).

24.      Power of Attorney (included in this
         Registration Statement under "Signatures").
